UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019

COUNTY BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-36808	39-1850431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S. 44th Street, Manitowoc, WI		54221
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (920) 686-9998

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2019, the Board of Directors of County Bancorp, Inc. (the “Company”) elected Jacob Eisen as a director of the Company and the Company’s wholly owned subsidiary, Investors Community Bank. Mr. Eisen will serve as a Class III director of the Company, with a term expiring at the Company’s 2020 annual meeting of shareholders. Mr. Eisen will be entitled to receive the compensation payable to non-employee directors of the Company, as disclosed in the Company’s proxy statement for its 2019 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 5, 2019.

Mr. Eisen brings more than 17 years of diversified financial services experience to County Bancorp. As a former financial services industry investment banker, he regularly served as a trusted adviser to publicly traded entities, including commercial banks & thrifts, financial technology, payments, and specialty finance companies.  Mr. Eisen currently serves as chief operating officer and a director of ConnexPay, an innovative business-to-business payments company which is venture-capital backed.  Earlier in his career, Mr. Eisen served as head of the financial services practice for a boutique global investment bank with more than $3 billion in assets under management, and as head of capital markets for a broker-dealer specialized in community and regional banks.  Mr. Eisen holds a B.A. from DePaul University in Chicago and is an Eagle Scout and Lifetime Member of the National Eagle Scout Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COUNTY BANCORP, INC.

Date: April 18, 2019	By:	/s/ Mark A. Miller
Mark A. Miller
Secretary